UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2006
INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
( Exact name of Registrant as Specified in its Charter )

California (State or other jurisdiction of incorporation or organization)	000-1084047 (Commission File Number)	95-4691878 (I.R.S. Employer Identification No.)

3998 FAU Blvd, Building 1-210
Boca Raton, Florida 33431
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (561) 417 - 7250
Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 17, 2006, our Board of Directors appointed Traver Gruen-Kennedy and Roderick Dowling to the Board of Directors of the Company. There are no understandings or arrangements between Messrs. Gruen-Kennedy and Dowling and either Messrs. Gruen-Kennedy or Dowling any other person pursuant to which Messrs. Gruen-Kennedy and Dowling was selected as a director. Messrs. Gruen-Kennedy and Dowling presently do not serve on any committee of our Board of Directors. Messrs. Gruen-Kennedy and Dowling may be appointed to serve as a member of a committee although there are no current plans to appoint him to a committee as of the date hereof. Messrs. Gruen-Kennedy and Dowling do not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.

Mr. Gruen-Kennedy has served as Vice President of DayJet Corporation from January 2006 to the present. From March 1998 to Dec 2005 Mr. Gruen-Kennedy served in a variety of roles, including as Chief Strategist, at Citrix Systems. In June 2005 he was appointed by Florida governor Jeb Bush as Chairman of the Early Learning Coalition for Palm Beach County, an organization responsible for managing federal, state and local funds, for birth through pre-k education services. From 2004 to present, Mr. Gruen-Kennedy serves as Chair of Secure Florida, the official public-private partnership for statewide preparedness and mitigation of cyber-security and cyber-terrorism in the State of Florida. From its founding in February 2002 to present, Mr. Gruen-Kennedy serves as Chair of Mobile Enterprise Alliance, an organization focused on highlighting mobile success stories and business cases for enterprise users. From its founding in 2001 to present, Mr. Gruen-Kennedy serves as co-Chair of the Digital Development Partnership, a group which narrows the digital divide by optimizing the social and economic impact of information and communications technology initiatives for underserved communities and enabling global access to affordable application service provider computing capabilities. Mr. Kennedy was graduated in 1975 from Bowdoin college in Brunswick Maine with AB music.

Mr. Dowling has served as Chairman of SunTrust Robinson Humphrey Equity Capital Markets, a division of SunTrust Capital Markets, from August 2003 to the present. From July 2001 to July 2003, Mr. Dowling served as the President of SunTrust Robinson Humphrey Equity Capital Markets, a division of SunTrust Capital Markets. From April 2000 to July 2001, Mr. Dowling served as President of The Robinson-Humphrey Company, LLC. Mr. Dowling received his B.S.S from Fairfield University in 1962. In addition, he received his J.D. from Fordham University School of Law in 1965. Mr. Dowling is also a director of SunTrust Capital Markets, Inc. and SunTrust Equity Partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOFTWARE TECHOLOGIES, INC.

Date: October 23, 2006	By:	/s/ Anthony F. Zalenski
Anthony F. Zalenski
Chief Executive Officer